NEWS RELEASE
Exhibit 99.1

	Contacts:	James E. Braun, CFO
Newpark Resources, Inc.
281-362-6800

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600
NEWPARK RESOURCES REPORTS
FOURTH QUARTER AND YEAR-END 2007 RESULTS
Company also announces $25 million stock repurchase program
THE WOODLANDS, TX — February 22, 2008 — Newpark Resources, Inc. (NYSE: NR) today announced results for the fourth quarter and year ended December 31, 2007. Total revenues were $159.7 million for the fourth quarter of 2007 compared to $146.7 million for the fourth quarter of 2006. The fourth quarter 2007 results include a pretax charge of $4.0 million ($2.7 million after-tax) related to the repayment and termination of the Company’s previous credit facilities. As a result, the Company reported income from continuing operations of $5.5 million, or $0.06 per diluted share. Excluding the $4.0 million charge, income from continuing operations was $8.2 million, or $0.09 per diluted share. A Non-GAAP Earnings Reconciliation is included in the financial tables below. The Company also announced a $25 million stock repurchase program.
Paul Howes, President and Chief Executive Officer of Newpark, stated, “The fourth quarter continued to be an extremely tough environment for oil service companies in North America. Many of the headwinds the industry faced during the third quarter remained in effect through the end of the year. Nevertheless, in spite of this uncertain and soft market, our fluids business showed strong revenue growth and improved margins on a sequential basis. We continue to grow this business and gain acceptance in the market place as a leading provider of fluids and related services, as evidenced by market share gains in the Rockies where we picked up work on all of the rigs for a major independent in this region.

“Looking internationally, drilling activity continued to show strength. We’ve benefited greatly from this long-term trend, as our AVA business grew 41% in 2007, with much of this growth due to a strong North African market. We successfully completed our second test well in Egypt, which now puts us in position to grow our business in this important market. Our AVA business, which consists of our European and North African operations, generated $87 million of revenue for the full year in 2007. We also saw revenues from Brazil for the first time as we are now providing both fluids and services to land-based rigs there. Our goal is to leverage our presence in Brazil and expand into the country’s deepwater market.
“Finally, we are very pleased to announce that the Board has authorized a $25 million stock repurchase program. We will look for opportunities to buy back shares as we believe the stock is undervalued at the current share price,” concluded Howes.
FOURTH QUARTER 2007 SEGMENT RESULTS
The Fluids Systems and Engineering segment generated revenues of $136.3 million and a 12.9% operating margin in the fourth quarter of 2007 compared to the $129.1 million of revenue and a 16.0% operating margin generated during the fourth quarter of 2006. Operating margin in the Fluids segment for the 2007 fourth quarter declined from year ago levels primarily due to higher barite, transportation, fuel and labor costs that could not be fully recovered through customer pricing increases.
The Mats and Integrated Services segment generated revenues of $23.5 million and a 5.7% operating margin in the fourth quarter of 2007 compared to revenues of $17.7 million and an 11.8% operating margin in the fourth quarter of 2006. The 2007 fourth quarter decline in operating margins is mainly attributable to continued weakness and a falling rig count in southern Louisiana, which contributed to pricing pressure and lower demand for mat rentals and related services.
2007 RESULTS
Total revenues for 2007 were $612.8 million compared to revenues of $581.9 million for 2006. Income from continuing operations was $25.0 million for 2007, or $0.28 per diluted share, compared to $28.1 million, or $0.31 per diluted share, for 2006. As set forth on the attached Non-GAAP Earnings Reconciliation, 2007 income from continuing operations excluding the fourth quarter charge of $4.0 million related to the termination of the previous credit facility and $2.4 million of legal costs incurred during the first quarter of 2007, was $29.4 million, or $0.32 per diluted share. For 2006, excluding certain items as set forth on the attached Non-GAAP Earnings Reconciliation, income from continuing operations was $28.2 million, or $0.31 per diluted share.

In 2007, the Fluid Systems and Engineering segment generated revenues of $522.7 million and a 12.6% operating margin compared to $481.4 million in revenues and a 13.8% operating margin in 2006. Full-year 2006 results included $4.3 million in business interruption insurance proceeds due to Hurricanes Katrina and Rita received during the second and third quarters.
The Mats and Integrated Services segment generated revenues of $90.1 million and a 14.2% operating margin in 2007 compared to revenues of $100.5 million and a 15.1% operating margin in the 2006.
STOCK REPURCHASE PROGRAM
Newpark’s Board of Directors has approved a stock repurchase program that authorizes the Company to purchase up to $25 million of outstanding shares of Newpark common stock. These purchases will be funded with borrowings under the Company’s revolving credit facility. As part of the stock repurchase program, the Company’s management has been authorized to establish trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, which the Company intends to establish as soon as practicable.
CONFERENCE CALL
In conjunction with this release, Newpark has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 22, 2008 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (303) 262-2139 and ask for the Newpark Resources conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 29, 2008 and may be accessed by dialing (303) 590-3000 and using pass code 11105800#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the investigation of the certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Consolidated Statements of Operations

	Three Months		Year Ended
(Unaudited)	Ended December 31,		December 31,
(In thousands, except per share data)	2007	2006	2007	2006

Revenues	$159,740	$146,748	$612,764	$581,908
Cost of revenues	140,753	124,034	533,929	500,062

	18,987	22,714	78,835	81,846

General and administrative expenses	5,090	6,180	22,923	20,022

Operating income	13,897	16,534	55,912	61,824

Foreign currency exchange (gain) loss	(804)	863	(1,083)	367
Interest expense, net	8,069	4,336	20,251	19,546

Income from continuing operations before income taxes	6,632	11,335	36,744	41,911
Provision for income taxes	1,114	3,915	11,700	13,851

Income from continuing operations	5,518	7,420	25,044	28,060
Income (loss) from discontinued operations, net of taxes	1,228	(49,544)	3,231	(60,341)
Loss from disposal of discontinued operations, net of taxes	—	—	(1,613)	—

Net income	$6,746	$(42,124)	$26,662	$(32,281)

Basic weighted average common shares outstanding	90,162	89,488	90,015	89,333
Diluted weighted average common shares outstanding	90,540	89,961	90,527	89,871

Net income per common share (basic and diluted):
Income from continuing operations	$0.06	$0.08	$0.28	$0.31
Income (loss) from discontinued operations	0.01	(0.55)	0.01	(0.67)

Net income (loss) per common share	$0.07	$(0.47)	$0.29	$(0.36)

Newpark Resources, Inc.
Non-GAAP Earnings Reconciliation
Continuing Operations
The table below presents measures not derived in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP measures of financial performance exclude items that the Company believes are infrequent or not indicative of operating performance. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP financial measures are helpful, however, and management uses them in comparing the historical results to current results and measuring operating earnings trends.

(Unaudited)	Quarter Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2007	2006	2007	2006

Income from continuing operations before income taxes — GAAP	$6,632	$11,335	$36,744	$41,911

Adjustments:
Capitalized financing cost write-off associated with debt re-financing	3,955	—	3,955	1,207
Business insurance proceeds related to Hurricanes Katrina and Rita	—	—	—	(4,271)
Legal and accounting expenses related to 2005 restatement and related litigation	—	1,259	2,441	3,275

Income from continuing operations before income taxes — Non-GAAP	10,587	12,594	43,140	42,122
Provision for income taxes on adjusted income	2,374	4,331	13,737	13,921

Income from continuing operations — Non-GAAP	$8,214	$8,263	$29,403	$28,201

Diluted shares outstanding	90,540	89,961	90,527	89,871

Income from continuing operations per common share (basic and diluted):
Net income per common share — GAAP	$0.06	$0.08	$0.28	$0.31
Impact of adjustments	0.03	0.01	0.04	0.00

Income from continuing operations per common share — Non-GAAP	$0.09	$0.09	$0.32	$0.31

Newpark Resources, Inc.
Operating Segment Results

(Unaudited)	Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2007	2007	2007	2007	2007

Segment revenues
Fluids systems and engineering	$125,298	$131,163	$129,986	$136,267	$522,714
Mats and integrated services	23,966	18,819	23,792	23,473	90,050

Total segment revenues	$149,264	$149,982	$153,778	$159,740	$612,764

Segment operating income
Fluids systems and engineering	$16,630	$16,323	$15,467	$17,645	$66,065
Mats and integrated services	4,600	2,273	4,555	1,342	12,770

Total segment operating income	$21,230	$18,596	$20,022	$18,987	$78,835

Segment operating margin
Fluids systems and engineering	13.3%	12.4%	11.9%	12.9%	12.6%
Mats and integrated services	19.2%	12.1%	19.1%	5.7%	14.2%

Total segment operating margin	14.2%	12.4%	13.0%	11.9%	12.9%

(Unaudited)	Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2006	2006	2006	2006	2006

Segment revenues
Fluids systems and engineering	$115,289	$111,868	$125,130	$129,091	$481,378
Mats and integrated services	29,251	31,133	22,489	17,657	100,530

Total segment revenues	$144,540	$143,001	$147,619	$146,748	$581,908

Segment operating income
Fluids systems and engineering	$12,660	$13,143	$20,178	$20,635	$66,616
Mats and integrated services	4,343	4,216	4,592	2,079	15,230

Total segment operating income	$17,003	$17,359	$24,770	$22,714	$81,846

Segment operating margin
Fluids systems and engineering	11.0%	11.7%	16.1%	16.0%	13.8%
Mats and integrated services	14.8%	13.5%	20.4%	11.8%	15.1%

Total segment operating margin	11.8%	12.1%	16.8%	15.5%	14.1%

Newpark Resources, Inc.
Consolidated Balance Sheets

(Unaudited)
(In thousands)	December 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$8,019	$12,736
Receivables, net	141,949	141,790
Inventories	120,202	107,778
Deferred tax asset	28,439	23,001
Prepaid expenses and other current assets	12,131	12,176
Assets of discontinued operations	86,628	19,880

Total current assets	397,368	317,361

Property, plant and equipment, net	159,094	152,207
Goodwill	62,616	54,624
Deferred tax asset	408	7,096
Other intangible assets, net	18,474	8,236
Other assets	6,097	7,440
Assets of discontinued operations	—	82,485

Total assets	$644,057	$629,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Foreign bank lines of credit	$7,297	$10,938
Current maturities of long-term debt	11,565	4,058
Accounts payable	64,783	56,087
Accrued liabilities	20,367	21,439
Liabilities of discontinued operations	10,456	9,475

Total current liabilities	114,468	101,997

Long-term debt, less current portion	158,616	198,037
Deferred tax liability	5,923	—
Other noncurrent liabilities	4,386	4,344
Liabilities of discontinued operations	—	1,928

Total liabilities	283,393	306,306

Common Stock	902	897
Paid-in capital	450,319	444,763
Accumulated other comprehensive income	13,988	7,940
Retained deficit	(104,545)	(130,457)

Total stockholders’ equity	360,664	323,143

	$644,057	$629,449

Newpark Resources, Inc.
Consolidated Statements of Cash Flows

(Unaudited)	Year Ended December 31,
(In thousands)	2007	2006

Cash flows from operating activities:
Net income (loss)	$26,662	$(32,281)

Adjustments to reconcile net income (loss) to net cash provided by operations:
Net (income) loss from discontinued operations	(3,231)	60,341
Net loss on disposal of discontinued operations	1,613	—
Depreciation and amortization	19,285	20,612
Stock-based compensation expense	3,434	2,000
Provision for deferred income taxes	7,983	6,124
Provision for doubtful accounts	1,282	1,693
(Loss) gain on sale of assets	30	(863)
Change in assets and liabilities:
Decrease (increase) in receivables	4,038	(13,250)
Increase in inventories	(12,762)	(21,017)
Decrease (increase) in other assets	2,298	(6,262)
Increase (decrease) in accounts payable	7,223	(3,895)
(Decrease) increase in accrued liabilities and other	(5,070)	7,370

Net operating activities of continuing operations	52,785	20,572
Net operating activities of discontinued operations	17,681	6,231

Net cash provided by operating activities	70,466	26,803

Cash flows from investing activities:
Capital expenditures	(17,036)	(25,790)
Proceeds from sale of property, plant and equipment	986	2,622
Insurance proceeds from property, plant and equipment claim	—	3,471
Business acquisitions	(23,203)	—

Net investing activities of continuing operations	(39,253)	(19,697)
Net investing activities of discontinued operations	(1,039)	(10,601)

Net cash used in investing activities	(40,292)	(30,298)

Cash flows from financing activities:
Net borrowings on lines of credit	67,369	10,858
Principal payments on notes payable and long-term debt	(155,026)	(157,796)
Long-term borrowings	50,000	150,132
Proceeds from exercise of stock options and ESPP	2,243	5,622
Tax benefit from exercise of stock options	—	644

Net financing activities of continuing operations	(35,414)	9,460
Net financing activities of discontinued operations	(235)	(887)

Net cash (used in) provided by financing activities	(35,650)	8,573

Effect of exchange rate changes	758	314

Net (decrease) increase in cash and cash equivalents	(4,717)	5,392

Cash and cash equivalents at beginning of year	12,736	7,344

Cash and cash equivalents at end of year	$8,019	$12,736